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                     [COMPLETE WELLNESS CENTERS LETTERHEAD]

FOR IMMEDIATE RELEASE

CONTACT:                                       NASDAQ SMC: CMWL, CMWLW
C. Thomas McMillen, Chairman and CEO  -or-
Victoria Harris, Corporate Communications      INVESTOR RELATIONS COUNSEL:
Complete Wellness Centers, Inc.                The Equity Group, Inc.
(202) 543-6800                                 Linda Latman (212) 836-9609

      COMPLETE WELLNESS CENTERS, INC. REPORTS EXECUTION OF FEDERAL SEARCH
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                         WARRANTS AND RELATED SUBPOENAS
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WASHINGTON, DC November 19, 1997 - COMPLETE WELLNESS CENTERS, INC., a
multi-disciplinary physician practice management company, today announced that on November 18, 1997 an interdepartmental team of federal investigative officers under the supervision of the office of the United States Attorney for the Eastern District of Virginia, executed search warrants at the Company's headquarter office and several of its other locations.

The warrants and related subpoenas primarily sought the Company's patient billing records and computer systems related to various insurers "to include but not limited to CHAMPUS, Medicare, Federal Employees Health Benefits Program (FEHBP), Medicaid and Blue Cross/Blue Shield of Virginia." Execution of the search warrant was orderly and the Company cooperated fully. The Company expects to have sufficient access to its files to enable it to continue normal operations during the pendency of the investigation. Neither the warrants nor related subpoenas stated the purpose of the investigation or the basis upon which legal process was issued.

C. Thomas McMillen, Chairman and CEO of COMPLETE WELLNESS CENTERS, INC. stated, "We are surprised by the actions of the government inasmuch as the Company does very little business with the various federal health benefit programs mentioned in the warrants and does very little billing for its affiliated clinics. Management is unaware of any billing improprieties. The Company intends to cooperate fully with the investigative agencies involved and to resolve whatever issues may be presented."

COMPLETE WELLNESS CENTERS, INC. develops multi-disciplinary medical clinics that offer, at one location, traditional healthcare providers, such as physicians and physical therapists, and alternative healthcare providers such as chiropractors, acupuncturists and massage therapists. COMPLETE WELLNESS CENTERS, INC. currently manages or has contracts to manage 135 centers in 21 states. Its stock and warrants trades on the NASDAQ Small Cap market under the symbols, CMWL and CMWLW, respectively.